Exhibit 99.1
GRAYSON
BANKSHARES, INC.

June 1, 2012
Dear Fellow Shareholders,

In these days when good news and bad news about the economy seem to fluctuate almost hourly we know you are interested in recent developments at Grayson National Bank. We are proud to be part of an institution that has weathered the ups and downs for 112 years, and we can never thank you enough for the confidence you have expressed in the bank and for the commitment we all share in serving our community

First thanks to all who turned out for the Annual Shareholders Meeting earlier this month. With 117 people in attendance, this meeting was larger than any of us can remember from prior years. Our management team shared valuable information about where our bank has been, the progress we have made, and where we are going in the future. We cannot begin to express our gratitude for the support we have received from shareholders as we continue to navigate very tough economic conditions.

Our earnings are up. We are pleased to report positive earnings of $490,403 for the first quarter of 2012. This represents an increase of $793,589 compared to the loss of $303,186 in the first quarter of 2011. Our net interest income continued to decline as interest rates and loan balances continue their downward trend. However, we did see a decrease in loan loss provisions, or bad debt expense, of $990,392 from the first quarter of 2011 to the first quarter of 2012. This is a positive indicator that we are beginning to make some progress with regards to our non-performing assets.  Further evidence of this lies in the fact that all categories of non-performing assets actually decreased in the first quarter of 2012, as compared to the fourth quarter of 2011. This masked the first quarter since the economic downturn began that we saw such a decrease in non-performing assets. We know that we still have challenges ahead and the numbers may continue to fluctuate as we go, but this is definitely a good sign. Past due loan indicators continued to show improvement compared to the prior quarter as well. Other income increased due to securities gains which resulted from a tax planning strategy to reduce our level of tax-exempt investment securities.

Finally some relief on the regulatory front: We are also pleased with the fact that the community banking industry has achieved a significant victory on the regulatory front.  In April of this year the President signed into law the JOBS Act of 2012. One key provision of this law was an increase in the number of shareholders required for registration with the Securities and Exchange Commission, ("SEC"). The law allows community banks with less than 1,200 shareholders to effectively de-register from the SEC and therefore not be subject to many overly burdensome reporting requirements that we have been subject to since our initial required registration in 2000. In passing this legislation congress recognized the fact that small community banks are sufficiently regulated by the various banking agencies and therefore additional oversight by the SEC is simply not warranted. This will result in immediate cost savings to the Bank not to mention the managerial resources that will now be available to focus on more productive pursuits. For the past two years the community banking industry has lobbied extensively in support of this legislation and now community banks nationwide are acting to take advantage of this opportunity.

Our current initiatives include growing our markets and keeping our communications with customers and prospective customers in line with their expectations as to technological capabilities. You may be interested to know that:

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We've launched our new website. Here our customers, as well as businesses and individuals who are shopping for business services, will find clear and easily navigated descriptions of exactly what Grayson offers, and how our culture and approach differ from other financial institutions. See for yourself at www.graysonnationalbank.com

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We've made online banking really convenient. More and more customers prefer to do their banking from their home or office, and this is definitely the way of the future. We've upgraded this capability to make it easy for customers to understand, access and use.

As always, we appreciate the opportunity to serve you. We invite you to review the following financial report which will fill in the details of our ongoing story. You will see that even in these challenging times, we remain a healthy, forward-looking institution.  We invite your questions, observations or concerns.

Sincerely,

/s/ Jacky K. Anderson	/s/ Thomas M. Jackson, Jr.

Jacky K. Anderson	Thomas M. Jackson, Jr.
President and CEO	Chairman of the Board

Condensed Consolidated Balance Sheets			Condensed Consolidated Statements of Operations

	March 31,	December 31,		Three Months Ended March 31,
Assets	2012	2011		2012	2011
			Interest income
Cash and due from banks	$7,300,058	$8,241,875	Loans and fees on loans	$3,074,444	$3,802,684
Interest-bearing deposits in banks	4,316,912	3,316,338	Interest on securities	281,290	375,061
Federal funds sold	36,233,175	39,013,090	Federal funds sold	17,578	16,750
Investment securities	59,718,013	50,888,070	Interest-bearing deposits	3,104	1,742
Loans	211,747,759	219,168,445	Total interest income	3.376,416	4,196,237
Less allowance for loan losses	5,002,236	4,941,645	Interest expense
Net loans	206,745,523	214,226,800	Deposits	735,446	1,089,694
Cash Value of Life Insurance	8,853,039	8,772,039	Interest on borrowings	220,293	260,463
Foreclosed Assets	2,822,673	3,351,861	Total interest expense	955,739	1,350,157
Properties and equipment	11,036,993	11,181,700	Net interest income	2,420,677	2,846,080
Accrued interest receivable	1,343,397	1,514,734	Provision for loan losses	315,995	1,306,387
Other assets	5,886,534	5,876,556	Net interest income after provision	2,104,682	1,539,693
Total assets	$344,256,317	$346,383,063	Other income
Liabilities			Service charges on deposit accounts	265,377	243,218
Deposits			Other income	1,410,908	357,357
Noninterest-bearing	$52,303,239	$50,180,058	Total other income	1,676,285	600,575
Interest-bearing	242,762,391	247,071,718	Other expenses
Total deposits	295,065,630	297,251,776	Salaries and employee benefits	1,720,939	1,507,080
Long-term debt	20,000,000	20,000,000	Occupancy expense	128,076	124,931
Accrued interest payable	531,064	230,723	Equipment expense	144,718	167,249
Other liabilities	512,059	560,658	Foreclosed asset expense, net	178,510	122,612
Total liabilities	316,108,753	318,043,157	Other expense	932,321	778,582
Stockholder's equity			Total other expense	3,104,564	2,700,454
Preferred stock, $25 par value; 500,000 shares authorized; none outstanding			Net income before income taxes	676,403	(560,186)
Common stock, $1.25 par value; 2,000,000 shares authorized; 1,718,968 shares issued and outstanding	2,148,710	2,148,710	Income taxes	186,000	(257,000)
Surplus	521,625	521,625	Net income	$490,403	$(303,186)
Retained earnings	27,648,154	27,157,751	Net income per share	$0.29	$(0.18)
Accumulated other comprehensive income (loss)	(2,170,925)	(1,488,180)	Weighted average shares outstanding	1,718,968	1,718,968
Total stockholder' equity	28,147,564	28,339,906
Total liabilities and stocltholder' equity	$344,256,317	$346,383,063

Member Federal Deposit Insurance Corporation

GRAYSON BANKSHARES, INC.
Officers

Thomas M. Jackson, Jr. Chairman of the Board
Jack E. Guynn, Jr.
Vice Chairman
Jacky K. Anderson
President & CEO
Brenda C. Smith
Secretary
Blake M. Edwards
Chief Financial Officer
Board of Directors
Jacky K. Anderson
Grayson BankShares, Inc. and The Grayson National Bank
Bryan L Edwards
Sparta Town Manager
Jack E. Guynn, Jr.
Guynn Enterprises, Inc.
Hayden H. Horney Wythe County Clerk of Court

Thomas M. Jackson, Jr. Attorney

Theresa S. Lazo Community Activist

Carl J. Richardson Retired
Charles T. Sturgill Retired Grayson County Clerk of Court
J. David Vaughan Vaughan Furniture

GRAYSON BANKSHARES, INC.

Independence Headquarters} P.O.Box186,Independence, VA 24348 P}276/773.2811

Carroll} P.O. Box 1185, Galax, VA 24333 P}476/238.8112
Elk Creek} P.O. Box 17, Elk Creek, VA 2432.6 P}276/655.4011
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Hillsville} P.O. Box 1177, Hillsville, VA 24343 P}276/728.2810
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Sparta} P.O. Box 1900, Sparta, NC 28675 P}336/372.2811
Troutdale} P.O. Box 26, Troutdale, VA 24378 P}1276/677.3722
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Wytheville} P.O. Box 557, Wytheville, VA 24382 P}276/228.6050